EX-10.5

SECURED LENDER WARRANT ESCROW AGREEMENT

THIS SECURED LENDER WARRANT ESCROW AGREEMENT (this “Agreement”), is dated as of December 12, 2003, by and among DDi CORP., a Delaware corporation (the “Company”), Mellon Investor Services LLC, a New Jersey limited liability company, as escrow agent (the “Escrow Agent”) and JPMorgan Chase Bank, as Administrative Agent under the Credit Agreement (as defined below) (in such capacity, the “Credit Agreement Agent”). The Company and the Credit Agreement Agent are sometimes referred to herein as the “Interested Parties”.

WHEREAS, it is a condition to the obligations of the lenders (each a “Lender” and collectively, the “Lenders”) under the Amended and Restated Credit Agreement, dated as of 12, 2003 (the “Credit Agreement”), among Dynamic Details, Incorporated, Dynamic Details, Incorporated, Silicon Valley, DDi Capital Corp., the Lenders from time to time parties thereto and the Credit Agreement Agent, and the Restructuring Support Agreement, dated as of August 1, 2003, as amended on August 7, 2003 and August 19, 2003, among the Company, DDi Intermediate Holdings Corp., DDi Capital Corp., Dynamic Details, Incorporated, Dynamic Details, Incorporated, Silicon Valley and their respective subsidiaries and affiliates, the Credit Agreement Agent and the Consenting Lenders (as defined therein), and it is a condition to the effectiveness of the Debtors’ First Amended Joint Plan of Reorganization, dated as of August 30, 2003 (the “Plan”), as confirmed by Order of the United States Bankruptcy Court for the Southern District of New York entered December 2, 2003 that the Company, among other things, issue warrants (the “Warrants”) to the Lenders, representing the right to purchase up to an aggregate of 3,401,360 shares of its common stock, $0.001 par value per share (the “Common Stock”), which Warrants will be deposited on the effective date of the Plan (the “Effective Date”) with the Escrow Agent hereunder and released and delivered to the Lenders on the first business day after the twenty-four (24) month anniversary of the Effective Date (the “Release Date”) upon the terms and conditions set forth herein; and

WHEREAS, the Interested Parties wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the Warrants deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Secured Lender Warrant Agreement

NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Escrow Agreement; Deposit of the Warrant.

(a) Appointment of and Acceptance by Escrow Agent. The Interested Parties hereby appoint the Escrow Agent to serve as escrow agent hereunder. The Escrow Agent hereby accepts such appointment and, upon receipt of the Warrants in accordance with section l(b) below, agrees to hold and release such Warrants in accordance with the terms this Agreement.

(b) Deposit of Warrant. On the Effective Date, the Company shall deposit the Warrants with the Escrow Agent (such Warrants while held by the Escrow Agent pursuant to this Agreement, the “Escrow Property”). The Escrow Agent hereby agrees that, upon receipt thereof, such Escrow Property shall be released from escrow hereunder only in conformity with, and upon the terms and conditions set forth in this Agreement.

SECTION 2. Release of the Escrow Property from Escrow. On the Release Date, the Escrow Agent shall release all or any portion of the Escrow Property in accordance with the instructions set forth in a certificate substantially in the form of Exhibit A hereto (the “Release Certificate”) which shall be jointly executed by the Interested Parties. The number of Warrants to be released shall be the number of Warrants calculated under the terms of Sections 4.2 or 4.3 of the Secured Lender Warrant Agreement dated as of the date hereof by and among the Company, Mellon Investor Services LLC, as Warrant Agent and the other parties thereto. The Release Certificate shall provide in reasonable detail instructions as to the delivery of the Escrow Property and the name(s) of the parties who will be receiving the Escrow Property. To the extent that certificates representing all or any portion of the Warrants are to be registered in names and/or denominations other than those set forth on the certificates constituting the Escrow Property, the Release Certificate shall provide such information and instructions. If necessary, the Escrow Agent shall present such certificates and information to the Company for registration of transfer, assignment or exchange and shall deliver such Warrants and any replacement Warrant(s) in accordance with the terms of the Release Certificate.

SECTION 3. Compensation and Reimbursement of Escrow Agent. The Company shall pay to the Escrow Agent compensation in accordance with the fee schedule attached hereto as Exhibit B for its engagement hereunder on or before the date hereof and to reimburse the Escrow Agent for all reasonable out-of-pocket costs and expenses, including the reasonable compensation and expenses of one counsel to the Escrow Agent incurred in the preparation, administration, delivery, execution and amendment of this Agreement and the performance of its duties under this Agreement, the escrow created hereby, and the performance or observance of duties hereunder.

SECTION 4. Responsibilities of the Escrow Agent. The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement of the Company or the Lenders beyond the specific terms hereof.

(a) Except as otherwise provided in section 5 below, the Escrow Agent shall not be liable hereunder except for its own gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction) and the Interested Parties shall jointly and severally agree to indemnify and hold the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers, employees, agents, attorneys, accountants and experts for and hold it harmless as to any and all losses, liabilities or expenses, including judgments, damages, fines, penalties, claims, demands, settlements, costs and agents’ and attorneys’ fees and expenses for anything done or omitted by the Escrow Agent arising out of or in connection with this Agreement except as a result of its gross negligence, bad faith or willful misconduct (each as finally determined by the court of competent jurisdiction).. The Escrow Agent shall notify the Interested Parties promptly of any claim for which it may seek indemnity. The Interested Parties’ obligations pursuant to this Section 4(a) shall survive the termination of this Agreement. The costs and expenses incurred by the Escrow Agent in enforcing the right to indemnification shall be jointly and severally paid by the Interested Parties unless it is determined by a final order, judgment, decree or ruling of a court of competent jurisdiction that the Escrow Agent is not entitled to indemnification due to its own gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable (i) for acting in good faith, without gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction), in accordance with instructions from the Company and/or the Credit Agreement Agent in accordance with the terms hereof, (ii) for the acts or omissions of its nominees, correspondents, designees, sub-holders or sub-custodians that do not constitute gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction), (iii) for incidental, indirect, special, punitive or consequential losses or damages, or (iv) for any amount in excess of the fees paid by the Company to the Escrow Agent.

(b) The Escrow Agent shall (in the absence of gross negligence, bad faith or willful misconduct; each as finally determined by a court of competent jurisdiction) be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof or such court’s jurisdiction in the matter. The Escrow Agent may (in the absence of gross negligence, bad faith or willful misconduct; each as finally determined by a court of competent jurisdiction) act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to inquire into or investigate the validity, accuracy or content of any such instrument or signature.

The Escrow Agent may at any time request in writing written instructions from the Interested Parties and may at its option include in such request the course of action it proposes to take, and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. In the absence of gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction), the Escrow Agent shall not be liable for acting without the consent of the Interested Parties in accordance with such a proposal and the terms of this Agreement on or after the date specified therein, provided that the specified date shall be at least five (5) business days after the Interested Parties receive the Escrow Agent’s request for instructions and its proposed course of action, and provided further that, prior to so acting, the Escrow Agent has not received the written instructions requested or other written instructions signed by the Interested Parties not inconsistent with the terms of this Agreement. The Interested Parties and the Escrow Agent shall send copies of all such written correspondence received or sent by such party to the other parties hereto.

(c) The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Property, any account in which Escrow Property is deposited or this Agreement, or to prosecute or defend any such legal action or proceeding brought by persons not a party to this Agreement. The Escrow Agent may act in accordance with the written advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable and shall be fully indemnified for any liability whatsoever for any action taken or omitted to be taken in accordance with such written advice. The Interested Parties shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

(d) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow agent only and has only possession thereof.

(e) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it by the Company, the Credit Agreement Agent or the Lenders.

(f) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

(g) The Escrow Agent may consult and obtain advice from counsel (who may be counsel to a party hereto or an employee of the Escrow Agent) and shall be full protected in taking, suffering or omitting to take any action in reliance on said advice.

(h) The Escrow Agent shall not be required to invest any amounts held as part of the Escrow Property.

(i) The Escrow Agent shall have no duties, responsibilities or obligations as the Escrow Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Escrow Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, the Escrow Agent shall not be subject to, nor be required to comply with, the Credit Agreement or any other agreement between or among the parties hereto, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

(j) The Escrow Agent may execute or perform any duty, responsibility or obligation hereunder either directly or through agents, attorneys, accountants or other experts.

(k) The Escrow Agent may engage or be interested in any financial or other transaction with any party hereto or affiliate thereof, and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such party or affiliate, as freely as if it were not the Escrow Agent hereunder.

(l) The Escrow Agent shall not be obligated to expand or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(m) The Escrow Agent shall not take instructions or directions except those given in accordance with this Agreement.

(n) The Escrow Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Escrow Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

(o) This Section 4 shall survive termination of this Agreement and the resignation or substitution of the Escrow Agent.

SECTION 5. No Reimbursement or Indemnification Under Certain Circumstances. Notwithstanding anything herein to the contrary, any costs and expenses (including, but not limited to attorneys’ fees) incurred as a result of any legal action, proceeding or dispute between any or all of the parties hereunder shall be born by the party adjudged liable or responsible in connection therewith.

SECTION 6. Resignation and Removal of Escrow Agent. The Escrow Agent may resign at any time by giving at least thirty (30) days written notice to the Interested Parties. Such resignation shall take effect upon the appointment of a successor escrow agent as provided below. During such 30-day period, the Company shall appoint a successor escrow agent that is reasonably acceptable to the Credit Agreement Agent at which time the Escrow Agent shall hold such property or funds, pending distribution, until all fees, costs and expenses or other obligations owed to the Escrow Agent are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the 30-day period, the Escrow Agent shall apply to a court of competent jurisdiction for the appointment of a successor escrow agent, or for other appropriate relief.

(b) The Company may remove the Escrow Agent upon thirty (30) days written notice to the Escrow Agent and the Credit Agreement Agent. Such removal shall take effect upon delivery of the Escrow Property to a successor escrow agent designated in writing by the Company that is reasonably acceptable to the Credit Agreement Agent, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The Escrow Agent shall deliver the Escrow Property without unreasonable delay after receiving notice from the Company of its designation of a successor escrow agent and upon receipt of all fees and reimbursement for all reasonable costs and other expenses or other obligations owed to the Escrow Agent.

(c) If after forty-five (45) days from the date of delivery of its written notice of intent to resign or of the Company’s notice of removal the Escrow Agent has not received a written designation of a successor escrow agent, the Escrow Agent’s sole responsibility shall be to retain custody of the Escrow Property, or to apply to a court of competent jurisdiction for appointment of a successor escrow agent and after such appointment to have no further duties or responsibilities in connection herewith.

(d) Upon the appointment of a successor escrow agent and the acceptance of such appointment, such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

SECTION 7. Dispute Resolution. Except as provided in section 2, which provision shall be unaffected by this section 7, it is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by any party hereunder or any third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved, by a final order, decree or judgment of a court of competent jurisdiction in New York, New York, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

SECTION 8. Waiver of Jury Trial. THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE ESCROW AGENT AND THE INTERESTED PARTIES OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

SECTION 9. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

SECTION 10. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Interested Parties, the Escrow Agent and the Lenders any legal or equitable right, remedy or claim under or by reason of this Agreement or any part hereof, and this Agreement shall be for the sole and exclusive benefit of the Interested Parties, the Escrow Agent and the Lenders and their successors and permitted assigns.

SECTION 11. Amendment and Waiver. This Agreement may be amended by the parties hereto for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the parties hereto may deem necessary or desirable.

SECTION 12. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation thereof.

SECTION 13. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

(a)	if to the Escrow Agent:

Mellon Investor Services LLC

400 S. Hope Street, 4th Floor

Los Angeles, CA 90071

Attn: Relationship Manager

with a copy to:

Mellon Investor Services LLC

85 Challenger Road

Ridgefield Park, New Jersey 07660

Attn: General Counsel

(b)	if to the Company:

DDi Corp.

1220 North Simon Circle

Anaheim, CA 92806

Attn: Timothy J. Donnelly

with a copy to:

Kirkland & Ellis LLP

777 South Figueroa Street

Los Angeles, CA 90017

Attention: Eva H. Davis

(c)	if to the Credit Agreement Agent:

JPMorgan Chase Bank

270 Park Avenue, 20th Floor

New York, NY 10017

Attn: Jonathan Katz

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Kathrine A. McLendon

The Company, the Escrow Agent or the Credit Agreement Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Lender shall be mailed to the Lender at the Lender’s address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Lender or any defect in it shall not affect its sufficiency with respect to other Lenders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 14. Business Days. In any case where the Release Date or any date on which a Lender has a right to exercise Warrants shall not be a business day, then (notwithstanding any other provision of this Agreement), such action may be made or taken on the next succeeding business day with the same force and effect as if made or taken on the Release Date.

SECTION 15. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

SECTION 16. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter herein and supersedes all prior oral or written agreements in regard thereto.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 18. Successors. All agreements of the Company in this Agreement shall bind its successors. All agreements of the Escrow Agent in this Agreement shall bind its successors.

SECTION 19. Table of Contents. The table of contents and headings of the sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 20. Termination. This Agreement shall terminate automatically following (i) disbursement of all Escrow Property or (ii) by agreement of the parties hereto (in accordance with the terms hereof); provided, however, that the obligations of the Company under section 3 and the Interested Parties under section 4(b) (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent; provided, further, that until such disbursement, the Interested Parties will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

*    *    *    *    *

IN WITNESS WHEREOF, the parties have caused this Secured Lender Warrant Escrow Agreement to be executed by duly authorized representatives as of the day and year first written above.

DDI CORP.

By:	/s/ Timothy Donnelly
Name: Timothy Donnelly
Title: Vice President

[SIGNATURE PAGE TO SECURED LENDER WARRANT ESCROW AGREEMENT]

MELLON INVESTOR SERVICES LLC, AS Escrow Agent

By:	/s/ Martha Mijango
Name: Martha Mijango
Title: Assistant Vice President

[SIGNATURE PAGE TO SECURED LENDER WARRANT ESCROW AGREEMENT]

JPMORGAN CHASE BANK, as Credit Agreement Agent

By:	/s/ Michael Lancia
Name: Michael Lancia
Title: Vice President

[SIGNATURE PAGE TO SECURED LENDER WARRANT ESCROW AGREEMENT]

Exhibit A

Release Certificate

[Use the following paragraph in the event of an Earn-In Release]

As an authorized representative of the Lenders and the holders of $                 aggregate principal amount of Commitments under the Amended and Restated Credit Agreement, dated as of                  , 2003 (the “Credit Agreement”), among Dynamic Details, Incorporated, DDi Capital Corp., the Lenders from time to time parties thereto and JPMorgan Chase Bank, as Administrative Agent thereunder (in such capacity, the “Administrative Agent”), the undersigned hereby certifies that, as of the Earn-In Date, each Lender listed on the attached Schedule I was the holder of Commitments under the Credit Agreement in the principal amount set forth beside such Lender’s name.

Upon receipt of this duly completed Release Certificate, the Warrant Escrow Agent is hereby instructed to release to each Lender the number of Warrants set forth beside such Lender’s name on the attached Schedule I, as provided under Section 4.2 of the Warrant Agreement between DDi Corp. and Mellon Investor Services LLC, dated as of [            ], 2003.

JPMORGAN CHASE BANK,
as Administrative Agent

Date:

CONSENTED TO AND AGREED BY:
DDI CORP.

By:

[Attach Schedule I, which shall include a complete list of Lender names, the aggregate principal amount of Commitments outstanding under the Credit Agreement as of the Earn-In Date, the principal amount of Commitments of each Lender as of the Earn-In Date, the percentage and the corresponding total number of Warrants to be released from escrow, and the percentage of the total number of Warrants to be released to each Lender.]

[Use the following paragraph in the event that the Commitments under the Credit Agreement have been permanently reduced by at least 50% as of the Earn-In Date.]

As the authorized representative of DDI Corp., I hereby certify that, as of the Earn-In Date (as defined in the Warrant Agreement), the borrowers under the Credit Agreement (referred to below) have permanently reduced the Commitments under the Credit Agreement by at least fifty percent (50%) of the aggregate amount of such Commitments outstanding on the Closing Date and any outstanding loans in excess of such reduced Commitments plus all accrued and unpaid interest and all accrued and unpaid Success Fees with respect thereto have been repaid in full, and such Commitments are not subject to reborrowing. The undersigned therefore requests that [            ], as Warrant Escrow Agent, release fifty percent (50%) of the unearned Warrants for the Common Stock of DDi Corp. in escrow as of the date hereof, and deliver such Warrants to Mellon Investor Services LLC (the “Warrant Agent”) for cancellation.

[Use the following paragraph in the event that all outstanding loans have been repaid and all Commitments under the Credit Agreement have been terminated as of the Earn-In Date.]

As the authorized representative of DDi Corp., I hereby certify that, as of the Earn-In Date (as defined in the Warrant Agreement), the borrowers under the Credit Agreement (referred to below) have repaid in full all outstanding loans and other extensions of credit under the Commitments under the Credit Agreement plus all accrued and unpaid interest and all accrued and unpaid Success Fees under the Credit Agreement, and such Commitments have been terminated and are not subject to reborrowing. The undersigned therefore requests that Mellon Investor Services LLC, as Warrant Escrow Agent, release all of the unearned Warrants for the Common Stock of DDi Corp. in escrow as of the date hereof, and deliver such Warrants to Mellon Investor Services LLC (the “Warrant Agent”) for cancellation.

DDI CORP.
Date:	By:

CONSENTED TO AND AGREED BY:

JPMORGAN CHASE BANK,
as Administrative Agent

By:

[Use the following paragraph, modified as appropriate.]

As the authorized representative of JPMorgan Chase Bank, which serves as the Administrative Agent under the terms of the Second Amended and Restated Credit Agreement, dated as of                  , 2003 (the “Credit Agreement”), among Dynamic Details, Incorporated, DDi Capital Corp., the Lenders from time to time parties thereto and JPMorgan Chase Bank, as Administrative Agent thereunder (in such capacity, the “Administrative Agent”), the undersigned hereby certifies that, as of the Earn-In Date, [the borrowers under the Credit Agreement] have [permanently reduced at least fifty percent (50%) of the aggregate amount, including principal, accrued interest and fees thereon, of the Commitments and indebtedness incurred under the terms of the Credit Agreement, and DDi Corp. is therefore entitled to the release of fifty percent (50%)] [repaid the entire amount, including principal, all accrued interest and fees thereon, of the Commitments and indebtedness incurred under the terms of the Credit Agreement and has repaid in full all accrued Success Fees, and DDi Corp. is therefore entitled to the release of all of the unearned Warrants for the Common Stock of DDi Corp. from escrow.

JPMORGAN CHASE BANK,
as Administrative Agent
Date:	By:

CONSENTED TO AND AGREED BY:

DDI CORP.

By:

Exhibit B

MELLON INVESTORS SERVICES LLC

Schedule of Fees

As Escrow Agent

Annual Fee	$1,500.00
Includes:

Set-Up of escrow account

Processing of Escrow Issuances